Exhibit 16.1

April 30, 2009 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re:    Optelecom-NKF, Inc.
File No. 0-8828

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Optelecom-NKF, Inc. dated April 30, 2009, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ GRANT THORNTON LLP